UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):	April 26, 2001

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code	(800) 326-5789

ITEM 2. ACQUISITION OF ASSETS.

             On April 26, 2001, Hickory Tech Corporation (HickoryTech) signed a definitive agreement to purchase two digital personal communications services (PCS) licenses from McLeodUSA Incorporated for $11,100,000 in cash.

             Under the terms of the agreement, HickoryTech has agreed to purchase the Minnesota Basic Trading Areas (BTAs) of Mankato-Fairmont and Rochester-Austin-Albert Lea, an area covering a population of approximately 493,000 people. The BTAs are contiguous and are located in southeastern Minnesota, on the Iowa border. This area complements HickoryTech’s current wireless operations and adds ten additional Minnesota counties and one Iowa county to the company’s footprint to the west, east and south. The acquisition will be a purchase of the licenses only. There are no customers, existing revenue stream or physical property and equipment included with this acquisition as the BTAs are undeveloped. The acquisition is anticipated to close by the end of the second quarter of 2001.

ITEM 7. EXHIBITS

2.1        License Acquisition Agreement between McLeodUSA Incorporated and Minnesota Southern Wireless Company dated as of April 26, 2001.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date: May 10, 2001
HICKORY TECH CORPORATION
By	/s/ Robert D. Alton, Jr.
Robert D. Alton, Jr.
Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT          DESCRIPTION OF EXHIBIT

2.1                      License Acquisition Agreement between McLeodUSA Incorporated and Minnesota Southern Wireless Company dated as of April 26, 2001.